EXHIBIT 99.1

April 1, 2008

Mr. Hugo Cancio
CEO
Fuego Entertainment
8010 NW 156 Terr.
Miami Lakes, Florida 33016
(305) 823-999

Bernardo Maurovich
Vice President
Its Only Art Productions, INC.
P.O. Box 1177
Studio City, CA 91614

Dear Mr. Cancio

I would like to take this opportunity to express how grateful I am to have served as a member of the board of Fuego Entertainment for the last few months.  As you’re aware of, my company has been able to solidify a few new deals and they really require my full attention and all of my commitment at this time.

It is for this particular reason, that I feel that I would not be able to continue serving as a member of the board of Fuego Entertainment.  Please accept this letter as an official board member resignation, effective April 1st, 2008.

Again, I would like to personally thank you for the experience and for the opportunity you have given me.

Yours Truly,

/s/  Bernardo Maurovich
Bernardo Maurovich
Vice President
Its Only Art Productions, INC.
P.O. Box 1177
Studio City, CA 91614
bernardomaurovich@gmail.com